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                                                                   Exhibit 32(a)


                               CERTIFICATE OF THE
                           CHIEF EXECUTIVE OFFICER OF
                         UNIVERSAL FOREST PRODUCTS, INC.

   Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350):

   I, William G. Currie, Chief Executive Officer of Universal Forest Products, Inc., certify, to the best of my knowledge and belief, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350) that:

   (1) The quarterly report on Form 10-Q for the quarterly period ended June 25, 2005, which this statement accompanies, fully complies with requirements of
Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

   (2) The information contained in this quarterly report on Form 10-Q for the quarterly period ended June 25, 2005 fairly presents, in all material respects, the financial condition and results of operations of Universal Forest Products, Inc.


                                      UNIVERSAL FOREST PRODUCTS, INC.


Date:     July 27, 2005               By:  /s/ William G. Currie
      ----------------------------        --------------------------------------
                                           William G. Currie
                                      Its: Chief Executive Officer